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SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant /x/
Filed by a party other than the registrant / /
Check the appropriate box:
/ /	Preliminary proxy statement.
/ /	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
/x/	Definitive proxy statement.
/ /	Definitive additional materials.
/ /	Soliciting material under Rule 14a-12.
DMC STRATEX NETWORKS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

July 13, 2001

TO THE STOCKHOLDERS OF
 DMC STRATEX NETWORKS, INC.:

    You are cordially invited to attend the annual meeting of stockholders of DMC Stratex Networks, Inc., a Delaware corporation, on Tuesday, August 14, 2001, at 3:00 p.m., local time, at our principle executive offices located at 170 Rose Orchard Way, San Jose, California.

    Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

    After careful consideration, our board of directors has approved each of the proposals described in the proxy statement and recommends that you vote "FOR" each proposal.

    We hope that you will attend the annual meeting. Whether or not you attend in person, to ensure your representation at the annual meeting, please carefully read the accompanying proxy statement describing the matters to be voted on at the annual meeting and sign, date, mark and return the enclosed proxy card in the reply envelope provided. If you subsequently decide to attend the annual meeting, please notify the inspector of elections if you wish to vote in person at the meeting and your proxy card will not be voted.

Sincerely yours,

Charles D. Kissner Chairman of the Board

170 Rose Orchard Way, San Jose, California 95134 Phone: 408-943-0777 Facsimile: 408-944-1770

DMC STRATEX NETWORKS, INC.
170 ROSE ORCHARD WAY, SAN JOSE, CALIFORNIA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The annual meeting of stockholders of DMC Stratex Network, Inc., a Delaware corporation, will be held at our principle executive offices located at 170 Rose Orchard Way, San Jose, California, on Tuesday, August 14, 2001, at 3:00 p.m., local time, for the following purposes, as more fully described in the proxy statement accompanying this notice:

    1.  Elect eight directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified;

    2.  Increase the number of shares of our common stock, par value $0.01 per share, authorized for issuance under the 1999 stock incentive plan by 4,000,000 shares from 2,500,000 to 6,500,000 shares;

    3.  Ratify the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending March 31, 2002; and

    4.  Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on June 29, 2001, are entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement thereof. Our stock transfer books will remain open between the record date and the date of the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principle executive offices.

    All stockholders are cordially invited and encouraged to attend the annual meeting. Whether or not you attend in person, to ensure your representation at the annual meeting, please carefully read the accompanying proxy statement describing the matters to be voted on at the annual meeting and sign, date, mark and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you submit your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the attached proxy statement. The prompt return of your proxy card will assist us in preparing for the annual meeting.

    We look forward to seeing you at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Charles D. Kissner Chairman of the Board

San Jose, California
July 13, 2001

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
DMC STRATEX NETWORKS, INC.

    This proxy statement is furnished in connection with the solicitation by the board of directors of DMC Stratex Networks, Inc., a Delaware corporation, of proxies for the annual meeting of stockholders to be held at 3:00 p.m., local time, on Tuesday, August 14, 2001, and any adjournment or postponement thereof. These proxy materials were first mailed on or about July 17, 2001, to our stockholders entitled to notice of, and vote at, the annual meeting.

    All materials filed by us with the Securities and Exchange Commission can be obtained at the Commission's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission's website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Purpose of the Annual Meeting

    The specific proposals to be considered and acted upon at the annual meeting are summarized in the preceding notice of annual meeting of stockholders. Each proposal is described in more detail in a subsequent section of this proxy statement.

Record Date

    The close of business on June 29, 2001 has been fixed as the record date for determining the holders of shares of our common stock, par value $0.01 per share, entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Revocability of Proxies

    If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering a written notice of revocation to our Assistant Secretary, Carol A. Goudey, at the address of our principle executive offices; (ii) executing and delivering a proxy bearing a later date to our Assistant Secretary; or (iii) attending the annual meeting and voting in person. If your shares are held in "street name," you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the annual meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the annual meeting.

Voting Rights of Stockholders

    Each outstanding share of our common stock on the record date is entitled to one vote on all matters to come before the annual meeting. As of the close of business on the record date, there were 73,916,247 shares of common stock outstanding and entitled to vote on all proposals presented at the annual meeting, held by 330 stockholders of record. The presence at the annual meeting of a majority of these shares of common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. An automated system administered by our transfer agent, Mellon Investor Services LLC, will tabulate votes cast by proxy. A representative of our transfer agent will act as the inspector of elections for the annual meeting and will tabulate the votes cast in person at the annual meeting.

    If you are unable to attend the annual meeting, you may vote by proxy. When your proxy card is returned properly completed, it will be voted pursuant to your instructions set forth on the proxy card. You are urged to specify your choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of common stock represented by the proxy will be voted "FOR" the director nominees and the other proposals to be presented at the annual meeting, and will be voted in the proxyholders' discretion as to such other matters that may properly come before the annual meeting. If you choose to vote by proxy then the proxy card you submit will continue to be valid at any adjournment or postponement of the annual meeting.

Required Vote for Approval

    The director nominees will be elected or re-elected, as the case may be, by a plurality of the votes cast. Our stockholders may not cumulate votes in the election or re-election of the director nominees. The amendment to our 1999 stock incentive plan to increase the number of shares of common stock reserved for issuance thereunder and the ratification of our independent public accountants for the fiscal year ending March 31, 2002 will each require the affirmative vote of a majority of our common stock present, or represented by proxy, and entitled to vote at the annual meeting.

Quorum, Abstentions and Broker "Non-Votes"

    Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholders' approval of that matter has been obtained. As a result, with respect to proposal 1, which requires a plurality vote, and proposals 2 and 3, which require the affirmative vote of a majority of our common stock present and entitled to vote, broker "non-votes" have no effect. Because abstentions will be included in the tabulation of shares of our common stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on proposals 2 and 3.

Cost of Solicitation

    We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to our stockholders. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending these proxy materials to beneficial owners of our common stock. We may supplement the original solicitation of proxies by mail by solicitation by telephone, telegram or other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

    For stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice thereof in writing to our Assistant Secretary, Carol A. Goudey, at the address of our principle executive offices. To be timely for the 2002 annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received by our Assistant Secretary not less than 60 days nor more than 90 days prior to the annual meeting. However, in the event that a stockholder's notice is given or public disclosure of the date of the annual meeting is made less than 70 days prior to the annual meeting, a stockholder's notice to be considered timely must be delivered to or mailed and received by our Assistant Secretary not later than the close of business on the tenth day following the day on which the notice of the date of such annual meeting was mailed or the date public disclosure of such annual meeting was made. A stockholder's notice must accompany any stockholder proposal and will set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of our common stock which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

    Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at our 2002 annual meeting of stockholders must be received by our Assistant Secretary, Carol A. Goudey, at the address of our principal executive offices, no later than March 19, 2002, in order to be considered for inclusion in our proxy materials for that annual meeting.

Discretionary Authority

    The proxies to be solicited by our board of directors for the 2002 annual meeting will confer discretionary authority on the proxyholders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder's proposal for the meeting by June 3, 2002.

PROPOSAL 1:

ELECTION OF DIRECTORS

    At the annual meeting, eight directors are nominated for election or re-election, as the case may be, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until the death, resignation or removal of such director. Our current board of directors in a board meeting on June 20, 2001 and by unanimous written resolutions dated July 8, 2001, resolved that the eight director nominees listed below should be nominated for election or re-election, as the case may be, to serve on our board of directors following the annual meeting. Unless you attend the annual meeting in person and submit a ballot that indicates your intent to withhold your vote in favor of any or all of the director nominees listed below, or, in the alternative, mark the box on the enclosed proxy card that indicates the same intent to withhold your vote in favor of any or all of the director nominees listed below, then your proxy will be voted "FOR" the election or re-election, as the case may be, of each of the director nominees listed below.

    The director nominees will be elected or re-elected by plurality vote. Therefore, the director nominees that receive the greatest number of votes will be elected or re-elected, as the case may be. In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the annual meeting, all proxies received by the proxyholders will be voted for any subsequent nominee named by our current board of directors to fill the vacancy created by the earlier nominee's withdrawal from the election. As of the date of this proxy statement, our board of directors is not aware of any director nominee who is unable or will decline to serve as a director.

    In addition, in the event that additional persons are nominated for election as directors (other than the director nominees listed below), the proxyholders intend to vote all proxies received by them for the director nominees listed below and any additional director nominees named by our current board of directors as described above.

    The following persons are nominated for election or re-election, as the case may be, to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified or until the death, resignation or removal of such director:

Name	Title	Age
Charles D. Kissner	Chairman of the Board	54
Sam Smookler	Chief Executive Officer,	61
	President and Director
Richard C. Alberding	Director	70
Paul S. Bachow	Director	50
John W. Combs	Director	54
William A. Hasler	Director Nominee	59
James D. Meindl	Director	68
V. Frank Mendicino	Director	62

Information About Director Nominees

    Mr. Charles D. Kissner currently serves as Chairman of our board of directors. Mr. Kissner joined us as our President and Chief Executive Officer and was elected a director in July 1995 and Chairman in August 1996. He served as our Chief Executive Officer until May 2000. Prior to joining us, he served as Vice President and General Manager of the Microelectronics Division of M/A-COM, Inc., a manufacturer of radio and microwave communications products, from July 1993 to July 1995. Mr. Kissner currently serves on the boards of Spectrian, Inc., a supplier of high power amplifiers to wireless communications manufacturers and service providers; and SonicWALL, Inc., a company that designs, develops and manufactures Internet security solutions.

    Mr. Sam Smookler currently serves as our Chief Executive Officer and President and is also a director. Mr. Smookler was appointed our Chief Executive Officer and as a director in May 2000. Prior to such appointment, he served as our President and Chief Operating Officer from January 1998. He also served as President, New Business from October 1998 to October 1999. Mr. Smookler was President and Chief Operating Officer of Signal Technology Corporation, a manufacturer of electronic components and subsystems, from February 1997 to January 1998. He served as Vice President and General Manager of the Interconnection Products Division of Augat Corporation, a manufacturer of telecommunications connection products, from November 1994 to February 1997. Mr. Smookler served as General Manager of a division of M/A-COM, Inc., a manufacturer of radio and microwave communications products, from February 1992 to November 1994.

    Mr. Richard C. Alberding has served as one of our directors since July 1993 and as Co-Chairman of our board of directors and Co-Chief Executive Officer from September 1994 to July 1995. Mr. Alberding retired from Hewlett-Packard Company in 1991, where he had served since 1984 as an Executive Vice President responsible for worldwide company sales, support and administration activities for measurement and computation products, as well as all corporate-level marketing activities. He also served on Hewlett-Packard's Executive Committee. Mr. Alberding currently serves on the boards of Kennametal Corporation, a machine tool company; Walker Interactive Systems, a software company; SyBase, Inc., a computer database and tools company; PCTEL, a software company; and several private companies.

    Mr. Paul S. Bachow has served as one of our directors since October 1998. He served as a director of Innova Corporation from January 1993 until October 1998, when the merger of our company and Innova was consummated. Mr. Bachow has served as President of Bachow & Associates, Inc., a venture capital investment company, since its formation in December 1985. Mr. Bachow also acts as President of the General Partner of each of Paul S. Bachow Co-Investment Fund, L.P., Bachow Investment Partners III, L.P., and Individual Bachow Investors, L.P. Mr. Bachow serves on the board of Anadigics, Inc., a publicly-traded manufacturer of gallium arsenide chips for use in a broad array of communications devices.

    Mr. John W. Combs has served as one of our directors since May 1997. Mr. Combs has served as President and Chief Executive Officer of Internet Connect, an Internet systems provider, since September 1999. Mr. Combs served as President, Southwest Area, for Nextel Communications, Inc., a wireless digital communications system provider, from June 1993 to September 1999. Prior to Nextel Communications, Mr. Combs was President of Mitel Inc., a prominent manufacturer of private branch exchanges.

    Mr. William A. Hasler is the Vice-Chairman and a director of Aphton Corp, a biopharmaceutical company, and since 1998 has also held the position of Co-Chief Executive Officer. From 1991 to 1998, Mr. Hasler was the Dean of both the Graduate and Undergraduate Schools of Business at the University of California, Berkeley. Prior to his deanship at UC Berkeley, Mr. Hasler was the Vice Chairman of KPMG Peat Marwick. Mr. Hasler serves on the boards of Solectron Corporation, a provider of electronics manufacturing services; Walker Interactive Systems, a software company; Ditech Communications Corp., a supplier of telecommunications equipment; and Tenera, Inc., a provider of technology-based professional and technical services. He is also a Public Governor of the Pacific Exchange.

    Dr. James D. Meindl has served as one of our directors since November 1995. Dr. Meindl has held the Joseph M. Pettit Chaired Professorship in Microelectronics at the Georgia Institute of Technology since 1993. Prior to his professorship at the Georgia Institute of Technology, Dr. Meindl served as Senior Vice President for Academic Affairs and Provost at Rennselaer Polytechnic Institute, from 1986 to 1993. Dr. Meindl serves on the boards of SanDisk Corp., a company which designs, develops and markets flash memory data storage products; and Zoran Corp., a semiconductor and related devices company.

    Mr. V. Frank Mendicino has served as one of our directors since October 1998. Mr. Mendicino served as a director of Innova Corporation from July 1989 and as its Chairman from February 1992 until October 1998, when the merger of our company and Innova was consummated. Mr. Mendicino has served as a General Partner of Woodside Fund, Woodside Fund II and Woodside Fund III, each of which is a private investment fund, since September 1983. He has served as a General Partner of Access Venture Partners, a private investment fund, since April 1999. He also serves on the boards of over 15 private companies.

Vote Required

    Assuming the presence of a quorum, our directors will be elected from the persons nominated by the affirmation vote of holders of a plurality of our outstanding common stock present in person, or represented by proxy, at the annual meeting. Nominees who receive the highest number of votes in favor of their election will be elected, regardless of the number of abstentions or broker "non-votes."

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ELECTION OR RE-ELECTION, AS THE CASE MAY BE, OF EACH OF THE DIRECTOR NOMINEES AND UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

EXECUTIVE OFFICERS

    The following table sets forth information regarding our executive officers as of March 31, 2001.

Name	Title	Age
Charles D. Kissner	Chairman of the Board and Former Chief Executive Officer	54
Sam Smookler	Chief Executive Officer, President and Director	61
Frank Carretta, Jr.	Senior Vice President, Worldwide Sales and Service	56
Carl A. Thomsen	Senior Vice President, Chief Financial Officer and Secretary	56
Paul A. Kennard	Vice President, Strategy and Chief Technical Officer	50

    Mr. Charles D. Kissner. See description set forth in proposal 1.

    Mr. Sam Smookler. See description set forth in proposal 1.

    Mr. Frank Carretta, Jr. joined us in October 1995 as our Vice President, Worldwide Sales and Service and was appointed Senior Vice President, Worldwide Sales and Service in October 1998. Prior to joining us, Mr. Carretta served as Area Sales Director of M/A-COM, Inc., a manufacturer of radio and microwave communications products, from July 1992 to September 1995.

    Mr. Carl A. Thomsen joined us in February 1995 as our Vice President, Chief Financial Officer and Secretary. He was appointed as a Senior Vice President in April 1999. Prior to joining us, he was Senior Vice President and Chief Financial Officer of Measurex Corporation, a manufacturer of sensor-based process control systems. Mr. Thomsen serves on the board of PCTEL, a software company.

    Mr. Paul A. Kennard joined us in April 1996 as our Vice President, Engineering. He was appointed as our Chief Technical Officer and Vice President, Corporate Marketing in October 1998. He was re-appointed as our Chief Technical Officer and appointed as Vice President, Strategy in April 2000. Prior to joining us, Mr. Kennard was with California Microwave Corporation, a satellite and wireless communications company, where he served as a Director of the Signal Processing Technology Department from 1989 until his promotion in 1994 to Vice President of Engineering, and then to Senior Vice President of Engineering in 1995 for the Microwave Network Systems Division.

Board Meetings and Committees

    During the fiscal year ended March 31, 2001, our board of directors held 5 meetings. During the same period, each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period for which he was a director and (ii) the total number of meetings of all committees of the board of directors on which such director served during the period for which he was a director.

    We currently have an audit committee and a compensation committee. The audit committee is primarily responsible for approving the services performed by our independent public accountants and reviewing our accounting practices and system of internal accounting controls. The audit committee, which consisted of Messrs. Alberding, Bachow and Oringer during the fiscal year ended March 31, 2001, held 4 meetings during the fiscal year. In May 2000, our board of directors adopted and approved a charter for the audit committee, a copy of which is attached to these proxy materials as Appendix A. Our board of directors has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

    The compensation committee is responsible for recommending and reviewing the compensation of our executive officers and for administering our incentive plans. The compensation committee, which consisted of Dr. Meindl, and Messrs. Combs and Mendicino during the fiscal year ended March 31, 2001, held 5 meetings during the fiscal year. The compensation committee is comprised of independent, non-employee members of our board of directors.

    We do not currently have a nominating committee. Although there are no formal procedures for stockholders to recommend nominees for election to our board of directors, our board will consider recommendations from stockholders, subject to timely receipt at the address of our principal executive offices, Attention, Assistant Secretary, Carol A. Goudey, of any such stockholder proposal not less than 60 days nor more than 90 days prior to any meeting of stockholders called for the election of directors. However, in the event that a stockholder's notice is given or public disclosure of the date of the annual meeting is made less than 70 days of the meeting for the election of directors, a stockholder's notice to be considered timely must be received by our Assistant Secretary not later than the close of business on the tenth day following the day on which the notice of the date of such meeting for the election of directors was mailed or the date public disclosure of such meeting was made. A stockholder's notice must accompany any stockholder proposal and must contain a written consent from each proposed nominee to serve as a director if so elected and the following information with respect to the director nominee and each person who participates or is expected to participate in making the director nomination or who organizes, directs or finances such nomination or the solicitation of proxies for such nomination: (a) name, age, address of the proposed nominee and each such person; (b) principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on by each proposed nominee and of such other person; (c) amount of our common stock owned beneficially by each proposed nominee and each such person; (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or future transaction to which our company will or may be a party; and (e) such other information as may be required pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended.

Compensation of Directors

    During calendar year 2000, we paid each non-employee director $1,200 in fees for each in-person meeting and $600 for each telephonic meeting attended by such director. During the same period, we also paid each director a retainer of $3,500 per quarter in cash with an option to receive in lieu of such cash payment, the equivalent of $4,000 in shares of our common stock per quarter based on the fair market value per share of our common stock on the first trading day in January of the 2000 calendar year. In addition, we paid each director who served on a committee, committee meeting fees of $750 for each in-person committee meeting and $375 for each telephone committee meeting attended by such director, unless such in-person or telephonic committee meeting was held in conjunction with a board meeting. Effective January 1, 2001, fees paid to directors were increased to $1,400 for each in-person meeting and $700 for each telephonic meeting attended by such director. In addition, the annual retainer amount paid each director increased to $4,000 per quarter in cash or the equivalent of $4,500 in shares of our common stock per quarter based on the fair market value per share of our common stock on the first trading day in January of the 2001 calendar year. Directors were also reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings.

    Pursuant to the provisions of our 1999 non-employee director option program, each individual re-elected as a non-employee board member at the 2000 annual meeting of stockholders, and who had been a member of our board for the prior three years, received an option grant at that time for 10,000 shares. Dr. Meindl and Messrs. Alberding and Combs received such grants. Each individual re-elected as a non-employee board member at the upcoming 2001 annual meeting of stockholders, and who will have been a member of our board for the prior three years, will also receive an option grant for 10,000 shares. The shares of common stock for each periodic option grant under the program are priced at 100% of the fair market value per share on the date of grant and are fully vested and exercisable on such date. Each option granted under the program has a maximum term of five years measured from the grant date.

    Pursuant to the provisions of our 1999 non-employee director stock fee program, non-employee directors may elect to apply all or any portion of their annual retainer fee and/or meeting fees otherwise payable in cash to the purchase of shares of our common stock. Such shares are immediately exercisable. For the 2001 calendar year, Messrs. Bachow, Combs, Mendicino and Oringer chose to participate in such program and have elected to receive common stock in lieu of their annual retainer fee. Each of these directors received 1,548 shares of our common stock at a purchase price of $11.625 per share. In addition, Dr. Meindl chose to receive one half of his annual retainer fee in shares of our common stock and he received 774 shares at a purchase price of $11.625 per share. Shares received by these directors in lieu of annual retainer fees vest monthly during the year after receipt so long as the individual continues to serve as one of our non-employee directors during the year. We will hold such shares in escrow and the vested shares are released in equal installments on June 30, 2001 and December 31, 2001.

    In May 2000, Mr. Kissner was granted an option to purchase 500,000 shares of our common stock pursuant to our 1994 stock incentive plan. The option shares are subject to performance-based vesting in five years, but vesting will be accelerated if our share price increases substantially to meet certain defined targets. This option grant is consistent with Mr. Kissner's focus as Chairman of our board of directors on our long-term strategic growth and increasing the value of our stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table provides summary information concerning the compensation earned, by our Chief Executive Officer and each of our four other most highly compensated executive officers whose salary and bonus for the fiscal year ended March 31, 2001 were in excess of $100,000 for their services to the company, for the fiscal years ended March 31, 2001, March 31, 2000 and March 31, 1999. No executive officer who would have otherwise been included in the following table on the basis of salary and bonus earned for the fiscal year ended March 31, 2001 has been excluded by reason of his or her termination of employment or change in executive status during the fiscal year end. The executive officers listed below are referred to as the "Named Executive Officers."

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)		Other Annual Compensation(3)	Long-Term Compensation Awards Number of Securities Underlying Options (#)	All Other Compensation(4)
Charles D. Kissner Chairman of the Board and Former Chief Executive Officer(5)	2001 2000 1999	$463,333 440,315 363,742	$	— 67,150 —	$14,400 — —	500,000 75,000 612,936	$1,242 1,579 2,592
Sam Smookler Chief Executive Officer, President and Director(6)	2001 2000 1999	428,677 323,963 325,684		— 47,393 —	14,400 — 36,347	200,000 60,000 110,893	3,564 4,252 3,483
Frank Carretta, Jr., Senior Vice President, Worldwide Sales and Service(7)	2001 2000 1999	327,849 251,609 232,221		150,000 140,000 —	14,400 — —	35,000 20,000 42,659	2,322 1,778 2,326
Carl A. Thomsen Senior Vice President, Chief Financial Officer and Secretary	2001 2000 1999	283,513 239,671 219,097		— 28,751 —	9,000 — —	45,000 25,000 75,735	2,322 1,730 2,221
Paul A. Kennard Vice Chief President, Strategy and Technical Officer	2001 2000 1999	253,283 212,435 183,282		— 24,589 —	9,000 — —	35,000 25,000 81,127	900 1,089 3,454

(1)
"Salary" includes contributions made by us on behalf of our Named Executive Officers to our 401(k) plan.

(2)
Our executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon individual achievement, as well as corporate performance objectives determined by our compensation committee. In addition, in the case of Mr. Carretta, he is eligible to receive an annual cash bonus based on his achievement of certain sales objectives.

(3)
"Other Annual Compensation" includes: (i) for fiscal year 2001, car allowances provided to Messrs. Kissner, Smookler, Carretta, Thomsen and Kennard, and (ii) for fiscal year 1999, relocation expenses paid on behalf of Mr. Smookler.

(4)
"All Other Compensation" represents premiums paid by us on behalf of our Named Executive Officers for group life insurance.

(5)
Mr. Kissner served as our Chief Executive Officer until May 2000 when Mr. Smookler was appointed as our new Chief Executive Officer.

(6)
Mr. Smookler was appointed as our Chief Executive Officer and President in May 2000.

(7)
Mr. Carretta served as our Senior Vice President, Worldwide Sales and Service until May 31, 2001. In connection with Mr. Carretta's departure from the company, we entered into a separation agreement and release with Mr. Carretta whereby we agreed to provide Mr. Carretta with (i) salary continuation in the amount of $16,458 per month for the period from June 1, 2001 to May 31, 2003; (ii) accelerated vesting of 98,000 shares of common stock subject to existing options; and (iii) continuation of various health insurance, life and disability insurance and car allowance. The benefits provided to Mr. Carretta pursuant to the agreement constituted full and complete satisfaction of any and all amounts due and owing to him as a result of his employment with us and/or the termination of that employment.

OPTION AND SAR GRANTS IN FISCAL YEAR ENDED MARCH 31, 2001

    The following table contains information concerning stock option grants made to the Named Executive Officers during the fiscal year ended March 31, 2001. All grants were made under our 1994 stock incentive plan and 1999 stock incentive plan. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year.

	Individual Grants
			Percentage of Total Options Granted To Employees In 2001 Fiscal Year(2)			Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(3)
	Number Of Securities Underlying Options/SARs Granted(#)(1)
Name				Exercise Of Base Price ($/Share)	Expiration Date
						5%	10%
Charles D. Kissner	500,000	(4)	17.1%	$30.0625	05/09/07	$9,453,072	$23,955,941
Sam Smookler	200,000	(4)	6.8	30.0625	05/09/07	3,781,229	9,582,377
Frank Carretta, Jr.	35,000	(5)	1.2	30.0625	05/09/07	661,715	1,676,916
Carl A. Thomsen	45,000	(5)	1.5	30.0625	05/09/07	850,777	2,156,035
Paul A. Kennard	35,000	(5)	1.2	30.0625	05/09/07	661,715	1,676,916

(1)
The options have a maximum term of seven years and generally vest 25% per year over four years beginning on the first anniversary of the date of the option grant. The option granted to Mr. Kissner is subject to performance-based vesting in five years but vesting will be accelerated if our share price increases substantially to meet certain defined targets. The option granted to Mr. Carretta was accelerated in connection with the separation agreement and release we entered into with Mr. Carretta.

(2)
Based on a total of 2,930,600 shares of common stock granted to our employees and directors under our 1994 stock incentive plan and 1999 stock incentive plan during the fiscal year ended March 31, 2001.

(3)
The calculations of 5% and 10% annual rates of compounded stock price appreciation are mandated by the rules and regulations of the Securities and Exchange Commission. We provide no assurance to any Named Executive Officer or any other holder of our securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(4)
The option grant was made under our 1994 stock incentive plan.

(5)
The option grant was made under our 1999 stock incentive plan.

AGGREGATED OPTION/SAR EXERCISES
AND FISCAL YEAR-END VALUES

    The following table provides information with respect to the Named Executive Officers concerning their exercise of stock options during the fiscal year ended March 31, 2001, and the unexercised options held by them at such fiscal year end. No stock appreciation rights were exercised by any Named Executive Officer during the fiscal year ended March 31, 2001, and no stock appreciation rights were outstanding at such fiscal year end.

			Number of Securities Underlying Unexercised Options at March 31, 2001 (#)		Value of Unexercised In-the-Money Options at March 31, 2001(2)
Name	Shares Acquired on Exercise (#)	Value Realized (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles D. Kissner	200,000	$4,659,424	263,201	760,400	247,824	507,195
Sam Smookler	—	—	62,263	358,000	10,776	31,500
Frank Carretta, Jr.	—	—	62,000	98,000	14,700	22,050
Carl A. Thomsen	—	—	86,556	125,998	77,597	47,248
Paul A. Kennard	—	—	70,127	116,000	79,481	47,250

(1)
Based upon the market price of the purchased shares of common stock on the exercise date less the option price paid for such shares.

(2)
Based upon the fair market value of our common stock as of March 31, 2001 ($8.30 per share), less the option exercise price paid for those shares.

Employment and Termination Agreements

    Messrs. Kissner, Smookler, Thomsen and Kennard each have and Mr. Carretta had a written employment agreement with us.

    We entered into a renewed and restated employment agreement with Mr. Kissner in August 1998. Either of the company or Mr. Kissner may terminate the agreement upon notice. However, the agreement provides that if Mr. Kissner is terminated without cause or as a result of a disability, he is entitled to receive (i) severance payment equal to his base salary at the time of termination for 36 months, paid in the form of a salary continuation over the course of the 36-month period; (ii) payment equal to three times the average annual incentive bonus received by Mr. Kissner for the previous three fiscal years; (iii) a proration of his incentive bonus, if earned, for the fiscal year in which his employment was terminated, based on the number of months he was in our employment during the fiscal year; (iv) payment of his share of health insurance premiums for a period of up to 36 months, unless he and his family become entitled to enroll in a group health insurance plan of another company or organization as defined by COBRA Regulations; and (v) continued vesting of all existing and future stock options for a period of 36 months.

    Mr. Kissner may also terminate his employment with us if one of the following events takes place without his consent: (i) change in his position resulting in a significant reduction of his title or responsibilities; (ii) his compensation is reduced by more than five percent; or (iii) his principal place of employment is relocated by more than 50 miles. If Mr. Kissner terminates his employment in any of the above circumstances, he will receive the same severance payments and benefits that he is entitled to receive if we were to terminate his employment without cause or as a result of his disability as described above. Additionally, if Mr. Kissner's employment is terminated by the surviving legal entity following a change of control of our company, Mr. Kissner will receive the same severance payments and benefits that he is entitled to receive if we were to terminate his employment without cause or as a result of his disability as described above.

    We entered into renewed and restated employment agreements with Messrs. Smookler, Thomsen and Kennard, effective as of December 1998. Either of the company or the respective executive officer may terminate the agreement upon notice. However, the agreement for each of these executive officers includes the following provisions: (1) if the executive officer is terminated without cause, he will be entitled to receive (a) severance pay equal to his monthly salary at the time of termination for 12 months; (b) the continued vesting of his stock options for one year from the date of his termination; and (c) a proration of his incentive bonus, if earned, for the fiscal year in which his employment was terminated, based on the number of months he was in our employment during the fiscal year; or (2) if we are merged or acquired in a transaction in which there is a change of control, then the officer will be entitled to receive (i) severance pay in the amount of two times his base annual salary at the time of termination; (ii) a bonus payment equal to the aggregate bonuses paid to him in the past two fiscal years; and (iii) a proration of his incentive bonus, if earned, for the fiscal year in which his employment was terminated, based on the number of months he was in our employment during the fiscal year. In the event of a change of control of our company, the executive officer will receive full vesting of all stock option grants in accordance with our stock option agreements.

Compensation Committee Interlocks and Insider Participation

    Our compensation committee currently consists of three members of our board of directors: Dr. Meindl and Messrs. Combs and Mendicino. No member of this committee is a present or former officer or employee of our company or any of our subsidiaries. None of our executive officers served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or our compensation committee.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own greater than 10% of our common stock, to file with the Securities and Exchange Commission, initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are required by the Commission to furnish us with copies of all Section 16(a) forms they file.

    To our knowledge, based solely on our review of copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended March 31, 2001, our executive officers, directors and greater than 10% beneficial owners complied with applicable Section 16(a) filing requirements during the 2001 fiscal year except as set forth below:

	Number of Late Filings	Number of Transactions Not Reported On A Timely Manner
Charles D. Kissner	1	1
Richard C. Alberding	2	2
John W. Combs	1	1
James D. Meindl	1	1
Sam Smookler	2	2
Frank Carretta, Jr	1	1
Carl A. Thomsen	1	1
Paul A. Kennard	2	2

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information known to us regarding the beneficial ownership of our common stock as of June 29, 2001, by (i) all persons who own beneficially more than 5% or more of our outstanding common stock; (ii) each director and director nominee; (iii) the Named Executive Officers; and (iv) all directors, the director nominee and all executive officers as a group. Unless otherwise indicated, the principle address of each of the stockholders listed below is c/o DMC Stratex Networks, Inc., 170 Rose Orchard Way, San Jose, California 95134.

Name	Shares Beneficially Owned(1)		Percent Beneficially Owned(2)
5% Stockholders
Kopp Investment Advisors, Inc. 7701 France Avenue South, Suite 500 Edina, Minnesota 55435	12,906,071	(3)	17.5%
Firsthand Capital Management, Inc. 125 South Market, Suite 1200 San Jose, CA 95113	7,355,468	(4)	9.9%
Named Executive Officers, Directors and Director Nominee
Charles D. Kissner	529,983	(5)	*
Richard C. Alberding	44,000	(6)	*
Paul S. Bachow	355,242	(7)	*
John W. Combs	62,865	(8)	*
William A. Hasler	—		—
James D. Meindl	49,032	(9)	*
V. Frank Mendicino	105,634	(10)	*
Sam Smookler	129,263	(11)	*
Frank Carretta, Jr.	181,750	(12)	*
Carl A. Thomsen.	125,806	(13)	*
Paul A. Kennard	110,277	(14)	*
All directors and executive officers as a group (10 persons)	1,693,852	(15)	2.3%

* Less than 1%

(1)
To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2)
Beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to such shares. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days of June 29, 2001 are deemed outstanding for computing the beneficial ownership of the person or group holding such option grants but are not deemed outstanding for computing the percentage of beneficial ownership of any other person or group. There were 73,916,247 shares of our common stock outstanding on June 29, 2001.

(3)
As of June 29, 2001, Kopp Investment Advisors, Inc. had shared dispositive power over 9,656,071 shares, sole dispositive power over 3,250,000 shares, sole voting power over 4,194,500 shares and aggregate beneficial ownership of 12,906,071 shares. According to a Schedule 13G dated January 29, 2001, Kopp Investment Advisors, Inc. is a wholly-owned subsidiary of Kopp Holding Company, which also reported aggregate beneficial ownership of 12,906,071 shares. The filing also stated that Kopp Holding Company is wholly owned by Leroy C. Kopp, who on such filing reported sole voting and dispositive power over 630,000 shares in addition to the shares that may be deemed beneficially owned by Kopp Investment Advisors, Inc.

(4)
As of June 29, 2001, Firsthand Capital Management, Inc. had sole voting and dispositive power over 7,355,468 shares and aggregate beneficial ownership of 7,355,468 shares.

(5)
Includes 444,201 shares of common stock subject to options which are currently exercisable or will become exercisable within 60 days of June 29, 2001.

(6)
Includes 38,000 shares of common stock subject to options which are currently exercisable or will become exercisable within 60 days of June 29, 2001.

(7)
Includes 52,500 shares of common stock subject to options which are currently exercisable or will become exercisable within 60 days of June 29, 2001.

(8)
Includes 52,000 shares of common stock subject to options which are currently exercisable or will become exercisable within 60 days of June 29, 2001.

(9)
Includes 47,000 shares of common stock subject to options which are currently exercisable or will become exercisable within 60 days of June 29, 2001.

(10)
Includes 52,500 shares of common stock subject to options which are currently exercisable or will become exercisable within 60 days of June 29, 2001.

(11)
Includes 129,263 shares of common stock subject to options which are currently exercisable or will become exercisable within 60 days of June 29, 2001.

(12)
Includes 89,750 shares of common stock subject to options which are currently exercisable or will become exercisable within 60 days of June 29, 2001.

(13)
Includes 125,806 shares of common stock subject to options which are currently exercisable or will become exercisable within 60 days of June 29, 2001.

(14)
Includes 106,877 shares of common stock subject to options which are currently exercisable or will become exercisable within 60 days of June 29, 2001.

(15)
Includes an aggregate of 1,137,897 shares of common stock subject to options which are currently exercisable or will become exercisable within 60 days of June 29, 2001.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any of our previous or future filings under the Securities Act or the Exchange Act.

    The audit committee is primarily responsible for approving the services performed by the company's independent public accountants and reviewing the company's accounting practices and system of internal accounting controls. The audit committee is comprised of independent, non-employee members of the company's board of directors.

    The audit committee hereby reports as follows:

1.
The audit committee has reviewed and discussed the audited financial statements with the company's management.
2.
The audit committee has discussed with Arthur Anderson LLP, the company's independent public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 regarding communication with audit committees.
3.
The audit committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 regarding independence discussions with audit committees, and has discussed with Arthur Andersen LLP their independence from the company.
4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the audit committee recommended to the board of directors of the company, and the board of directors has approved, that the audited financial statements be included in the company's annual report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the Securities and Exchange Commission.
5.
The audit committee considered whether the professional services provided by Arthur Andersen LLP, other than its audit of the company's annual financial statements and reviews of quarterly financial statements, was compatible with maintaining such auditor's independence from the company.

Audit fees billed to the company by Arthur Andersen LLP for the fiscal year ended March 31, 2001

    Fees billed to the company by Arthur Andersen LLP for its annual audit of the company's financial statements included in the company's annual report on Form 10-K for the fiscal year ended March 31, 2001, and for review of the financial statements included in the company's quarterly reports on Form 10-Q during the fiscal year ended March 31, 2001 totaled approximately $430,000. Arthur Andersen LLP did not perform any financial information systems design or implementation services for the company for the fiscal year ended March 31, 2001.

    Fees billed to the company by Arthur Andersen LLP for all other non-audit services rendered to the company, including tax-related services and internal audit services, totaled approximately $777,000.

    Submitted by the audit committee of the company's board of directors for the fiscal year ended March 31, 2001:

                      Mr. Richard C. Alberding
                      Mr. Howard Oringer
                      Mr. Paul S. Bachow

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any of our previous or future filings under the Securities Act or the Exchange Act.

    The compensation committee has the authority and responsibility to approve the overall compensation strategy for the company, to administer the company's annual and long-term compensation plans and to review and make recommendations to the company's board of directors regarding executive compensation. The compensation committee is comprised of independent, non-employee members of the company's board of directors.

General Compensation Policy

    The compensation committee's overall policy is to offer the company's executive officers competitive compensation opportunities. The compensation committee utilizes competitive data and summaries provided by Radford Associates, Aon Consulting and the American Electronics Association to develop compensation recommendations competitive with other companies in the communications industry. The compensation committee's objectives are to (i) create a performance-oriented environment with variable compensation based upon the achievement of annual and longer-term business results; (ii) focus management on maximizing stockholder value through stock-based compensation aligned to stockholders' return; and (iii) provide compensation opportunities dependent upon the company's performance relative to its competitors and changes in its own performance over time.

    The compensation committee is authorized (i) to establish and maintain compensation guidelines for salaries and merit pay increases throughout the company; and (ii) to make specific recommendations to the company's board of directors concerning the compensation of executive officers of the company, including the Chief Executive Officer. The compensation committee also administers the company's stock option plans and the company's retirement and savings plan.

Factors

    The primary factors considered in establishing the components of each executive officer's compensation package for the fiscal year ended March 31, 2001 are summarized below. The compensation committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary

    The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry, and internal comparability considerations. Generally, company performance and profitability are not taken into account in establishing base salary. Salaries paid to the executive officers for the fiscal year ended March 31, 2001 ranged from the 75th percentile, at the low end, to the 107th percentile, at the high end, of the compensation data surveyed for the industry. A number of adjustments were made to the surveyed compensation data for the industry to reflect differences in management style, organizational structure, corporate culture, geographic location, product development stage and market capitalization between the company and the surveyed entities. As a result of these adjustments, there is not a meaningful correlation between the companies in the industry which were taken into account for comparative compensation purposes and the companies included in the industry group index which appears later in this proxy statement for purposes of evaluating the price performance of the company's common stock. See "Stock Performance Graph."

Annual Incentive Compensation

    Specific financial and organizational objectives, including the company's earnings per share, revenues, sales goals and return on equity, were established as the basis for the incentive bonuses to be paid to the executive officers of the company for the fiscal year ended March 31, 2001. Specific bonus awards, set as a target percentage of salary, were established for each executive officer's position and were to be earned on the basis of achieving specified corporate goals and the accomplishment of specific individual objectives. The corporate goals for the fiscal year ended March 31, 2001 were not met; therefore, no incentive bonus was paid to any executive officer for the fiscal year ended March 31, 2001.

Long-Term Stock-Based Incentive Compensation

    Generally, the compensation committee awards stock options to each of the company's executive officers following the initial hiring and from time to time thereafter. The option grants are designed to align the interests of the executive officers with those of the company's stockholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. In furtherance of this policy, the company has implemented the 1994 stock incentive plan and the 1999 stock incentive plan to serve as a comprehensive equity incentive program for the company's executive officers and other key employees.

    Generally, the size of the option grant made to each executive officer is set at a level which the compensation committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the company. However, the compensation committee also takes into account comparable awards to individuals in similar positions with companies in the industry, as reflected in external surveys, the individual's potential for future responsibility and promotion, the individual's performance in recent periods and the number of unvested options held by the individual at the time of the grant. The relative weight given to each of these factors will vary from individual to individual in the committee's discretion. Each of Messrs. Kissner, Smookler, Carretta, Thomsen and Kennard received stock option grants in fiscal year 2001.

    Each grant allows the executive officer to acquire shares of common stock at a fixed price per share (which is the fair market price on the grant date) over a specified period of time (up to 10 years under the 1994 stock incentive plan and seven years under the 1999 stock incentive plan). Options granted during fiscal year 2001 under the 1994 stock incentive plan will generally become exercisable in installments over a five-year period, contingent upon the executive officer's continued employment with the company. Options granted under the 1999 stock incentive plan will generally become exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the company. Accordingly, the options will provide a return to the executive officer only if he or she remains in the company's employment, and then only if the market price of the common stock appreciates over the option term.

CEO Compensation

    The compensation committee established Mr. Smookler's base salary with the objective of maintaining the competitiveness of Mr. Smookler's base salary with salaries paid to similarly-situated chief executive officers. With respect to Mr. Smookler's base salary, it was the compensation committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by the company's performance factors. Mr. Smookler's base salary for fiscal year 2001 was set at the 75th percentile of the salary data surveyed for other chief executive officers of companies in the industry. In addition, in connection with his appointment as the new Chief Executive Officer of the company, Mr. Smookler received an option to purchase 200,000 shares of our common stock under our 1994 stock incentive plan in fiscal year 2001.

Compliance with Internal Revenue Code Section 162(m)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation exceeding $1 million paid to certain of a company's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance-based compensation paid to the company's executive officers in fiscal year 2001 did not exceed the $1 million limit per officer. At the 1994 annual meeting of stockholders, the stockholders approved the implementation of the 1994 stock incentive plan under which the number of shares of common stock for which any one individual participating in the 1994 stock incentive plan may be granted stock options, stock appreciation rights or direct stock issuances is limited to one million shares over the term of the plan. As a result of this limitation and certain other administrative provisions of the 1994 stock incentive plan, any compensation deemed paid to a covered executive officer in connection with the exercise of stock options or stock appreciation rights granted under the 1994 stock incentive plan with an exercise price equal to the market price of the shares covered by the option or stock appreciation right on the grant date will qualify as performance-based compensation.

    The 1999 stock incentive plan also contains limits on the number of stock options a participant may receive in any fiscal year, as well as certain other administrative provisions, so that the compensation attributable to the exercise of stock options under the 1999 incentive stock plan will qualify as performance-based compensation.

    The compensation committee does not expect that the compensation to be paid to the company's covered executive officers for the fiscal year 2002 will exceed the $1 million limit per officer. The compensation committee is aware of the limitations imposed by Section 162(m), and the exemptions available thereunder, and will address the issue of deductibility when and if circumstances warrant and may use such exemptions in addition to the exemption contemplated under the company's 1994 stock incentive plan and 1999 stock incentive plan.

    Submitted by the compensation committee of the company's board of directors for the fiscal year ended March 31, 2001:

                      Mr. John W. Combs
                      Dr. James D. Meindl
                      Mr. Frank Mendicino

STOCK PERFORMANCE GRAPH

    Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following graph is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any of our previous or future filings under the Securities Act or the Exchange Act.

    The following graph compares the yearly percentage changes in the cumulative total stockholder return on our common stock with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones Communications Technology Index during the five fiscal years ended March 31, 2001. The comparison assumes $100 was invested on March 31, 1996 in our common stock and in each of the foregoing indices and assumes reinvestment of any dividends. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPARISON OF 5-YEAR CUMULATIVE RETURN
AMONG
DMC STRATEX NETWORKS, INC.
DOW JONES EQUITY MARKET INDEX AND
DOW JONES COMMUNICATIONS TECHNOLOGY INDEX

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE
1999 STOCK INCENTIVE PLAN

    Our stockholders are being asked to vote on the proposed amendment of our 1999 stock incentive plan. Our stockholders approved the adoption of the 1999 stock incentive plan in August of 1999. The 1999 stock incentive plan currently provides for the issuance of stock options and grants of our common stock covering up to 2,500,000 shares of our common stock. Our board of directors has concluded that the number of shares available for issuance of stock options and grants of common stock under the 1999 stock incentive plan should be increased by 4,000,000 to 6,500,000 shares and the number of shares that should be available for grants of our common stock, other than options, should be limited to 780,000 shares or 12% of the total number of shares authorized for issuance under the 1999 stock incentive plan. Our board of directors has determined that the proposed amendment is in our best interests and in the best interests of our stockholders. The amendment of the 1999 stock incentive plan will enable us to continue to grant options as needed to retain talented employees and to attract talented new employees. Our board of directors believes that our long term success is dependent upon our ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the company. A general description of the principal terms of the 1999 stock incentive plan is set forth below. However, the summary does not purport to be a complete description of all of the provisions of the 1999 stock incentive plan. Any stockholder who wishes to obtain a copy of the actual plan document may obtain a copy by writing to the address of our principle executive offices, Attention: Director of Investor Relations.

General Description

    The 1999 stock incentive plan was approved by our board of directors in June 1999 and approved by our stockholders in August of 1999. The purposes of the 1999 stock incentive plan are to give our employees and others who perform substantial services to the company an incentive, through ownership of our common stock, to continue in our employment and to help the company compete effectively with other enterprises in the industry in attracting qualified individuals.

Administration

    The 1999 stock incentive plan is administered, with respect to grants to directors, officers, consultants and other employees, by the administrator of the 1999 stock incentive plan, defined as our board of directors or a committee designated by our board. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. With respect to awards subject to the Internal Revenue Code, Section 162(m), the committee will be comprised solely of two or more "outside directors" as defined under the Internal Revenue Code, Section 162(m), and applicable tax regulations. For grants of awards to individuals not subject to Rule 16b-3 and the Internal Revenue Code, Section 162(m), our board of directors may authorize one or more officers to grant such awards.

Amendment and Termination

    Our board of directors may at any time amend, suspend or terminate the 1999 stock incentive plan. To the extent necessary to comply with applicable provisions of Federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein, we will obtain stockholder approval of any amendment to the 1999 stock incentive plan in such a manner and to such a degree as required. In addition, the 1999 stock incentive plan contains a provision which provides that the reduction of the exercise price of any option awarded under the 1999 stock incentive plan will be subject to stockholder approval and such provision may not be amended without stockholder approval The 1999 stock incentive plan will terminate in August 2006 unless previously terminated by our board of directors.

Other Terms

    The 1999 stock incentive plan permits the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code only to our employees or employees of a parent company or subsidiary. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 1999 stock incentive plan, awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the administrator may determine from time to time. In addition, awards of restricted stock may be granted to employees, directors and consultants.

    The 1999 stock incentive plan authorizes the administrator to select the employees, directors and consultants of our company to whom awards may be granted and to determine the terms and conditions of any award. However, the term of an award may not be for more than 7 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of our stock or the stock of a parent company or subsidiary). Additionally, in no event may any participant in the 1999 stock incentive plan be granted stock options for more than 750,000 shares in any fiscal year. However, in connection with his or her initial commencement of service with us, a participant in the 1999 stock incentive plan may be granted stock options for up to an additional 750,000 shares, which shares will not count against the limit set forth in the previous sentence.

    The 1999 stock incentive plan authorizes the administrator to grant options at an exercise price of not less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of our stock or the stock of a parent company or subsidiary) of the fair market value of the common stock on the date of the option grant. The exercise price of awards intended to qualify as performance-based compensation for purposes of the Internal Revenue Code, Section 162(m), will be not less than 100% of the fair market value. The exercise price is generally payable in cash or, in certain circumstances, with such documentation as the administrator and the broker, if applicable, will require to effect an exercise of an award and delivery to us of the sale or loan proceeds required to pay the exercise price, or with shares of common stock. The aggregate fair market value of the common stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

    The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in our favor as specified in the agreements to be issued under the 1999 stock incentive plan; provided, however, that no awards will be exercisable prior to the first anniversary of the grant date. The administrator has the authority to accelerate the vesting schedule of awards so that they become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a change in control, as defined in the 1999 incentive stock plan. In the event of a corporate transaction, as defined in the 1999 incentive stock plan, each outstanding award will become fully vested and exercisable unless the award is assumed by the successor company or its parent or is replaced with a comparable award. Effective upon the consummation of the corporate transaction, all outstanding awards under the 1999 stock incentive plan will terminate unless assumed by the successor company or its parent. In the event of a related entity disposition, as defined in the 1999 stock incentive plan, each award to a grantee employed by the affected related entity will become fully vested and exercisable unless the award is assumed by the successor company or its parent or is replaced with a comparable award.

    Under the 1999 stock incentive plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 1999 stock incentive plan permits the designation of beneficiaries by holders of incentive stock options. Other awards are transferable to the grantee's immediate family to the extent provided in the award agreement or in the manner and to the extent permitted by the administrator.

    Under the 1999 stock incentive plan, the administrator may establish one or more programs under the 1999 stock incentive plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The administrator also may establish under the 1999 stock incentive plan, separate programs for the grant of particular forms of awards to one or more classes of grantees.

Equity Incentive Programs

    The 1999 stock incentive plan contains two separate equity incentive programs: (i) a non-employee director option program under which option grants will be made at specified intervals to non-employee directors of our board of directors; and (ii) a non-employee director stock fee program under which non-employee directors of our board may elect to apply all or a portion of their annual retainer and meeting fees to the purchase of shares of our common stock. The implementation and use of any of these equity incentive programs is within the sole discretion of the administrator for the 1999 stock incentive plan.

Non-Employee Director Option Program

    Under the non-employee director option program, after the date of the 1999 annual meeting of stockholders, each individual who first becomes a non-employee director of our board of directors, whether through election by the stockholders or appointment by our board of directors, will automatically be granted at the time of such initial election or appointment, an option grant to purchase 30,000 shares of our common stock. Subsequently, on the date of each annual stockholders meeting commencing with the 2000 annual meeting of stockholders, each individual who is re-elected to serve as a non-employee director of our board of directors, and who has served for at least three years as a non-employee director at the time of such annual meeting, will automatically be granted a stock option to purchase an additional 10,000 shares of our common stock.

    Under the non-employee director option program, the exercise price per share will be equal to 100% of the fair market value per share of our common stock on the automatic grant date. Each option will have a maximum term of five years from the automatic grant date. The 30,000 shares of common stock under the initial stock option grant are immediately exercisable, but any purchased shares are subject to repurchase by us until vested, at the exercise price paid per share, upon the optionee's cessation of service as a non-employee director. The option shares vest and our repurchase rights lapses with respect to the shares subject to the option in three equal annual installments over the non-employee director's period of service, with the first such installment to vest on the first anniversary of the automatic grant date. The 10,000 shares of our common stock under each subsequent stock option grant are fully vested and any purchased shares are not subject to repurchase by us.

    In the event of a corporate transaction, as defined in the 1999 stock incentive plan, each option which is at the time outstanding under the non-employee director option program automatically will become fully vested and exercisable immediately prior to the effective date of such corporation transaction. Effective upon the consummation of the corporate transaction, all outstanding options under the non-employee director option program will terminate; provided, all such options will not terminate if, in connection with the corporate transaction, they are assumed by the successor corporation or parent thereof.

    In the event of a change of control, as defined in the 1999 stock incentive plan, each option which is at the time outstanding under the non-employee director option program automatically will become fully vested and exercisable immediately prior to the effective date of such change of control. Each such option will remain exercisable until the expiration or sooner termination of the applicable option term.

Director Stock Fee Program

    Under the director stock fee program, each individual serving as a non-employee director of our board of directors will be eligible to elect to apply all or any portion of the annual retainer and meeting fees otherwise payable in cash to such non-employee director to the purchase of shares of our common stock. The non-employee director must make the stock election no later than December 31 of the immediately preceding calendar year for which the election to participate in the director stock fee program is to be in effect. The election, once properly filed with the administrator of the 1999 stock incentive plan, will be irrevocable.

    On the first trading day in January of the calendar year for which the election is in effect, the portion of the annual retainer fees subject to such election will be applied to the purchase of shares of our common stock by dividing such portion of the annual retainer fees by the fair market value per share of our common stock on that trading day. The number of issuable shares are rounded down to the next whole share, and the issued shares will be held in escrow by our company secretary as partly-paid shares until the shares have vested. The non-employee director who receives such shares has full stockholder rights, including voting, dividend and liquidation rights, with respect to all issued shares held in escrow, but such shares are not assignable or transferable while they remain unvested.

    Upon completion of each calendar month of service as a non-employee director during the year for which the election is in effect, such non-employee director of our board will vest in one-twelfth of the shares subject to the option, and the stock certificate for those shares will be released from escrow. Immediate vesting of all the issued shares will occur in the event the non-employee director dies or become permanently disabled during such non-employee director's period of service, or a corporation transaction or change of control, both as defined in the 1999 stock incentive plan, occurs during such period. Upon the non-employee director's cessation of service prior to vesting in one or more monthly installments of the issued shares, then those unvested shares will be canceled by us, and the non-employee director will not be entitled to any cash payment or other consideration from us with respect to the canceled shares and will have no further shareholder rights with respect to such shares.

    On the first trading day following any meeting, in a calendar year for which the election is in effect, the portion of the meeting fees subject to such election will automatically be applied to the purchase of shares of our common stock by dividing such portion of the meeting fees by the fair market value per share of our common stock on that trading day. The number of issuable shares will be rounded down to the next whole share, and the shares will be issued as soon as practicable to the non-employee director.

Certain Federal Tax Consequences

    The grant of a non-qualified stock option under the 1999 stock incentive plan will not result in any Federal income tax consequences to the grantee or to us. Upon exercise of a non-qualified stock option, the grantee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for Federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the grantee. Any gain or loss on the grantee's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We are not entitled to any income tax deduction for any such gain.

    The grant of an incentive stock option under the 1999 stock incentive plan will not result in any Federal income tax consequences to the grantee or to us. A grantee recognizes no Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the grantee has held the shares of common stock. If the grantee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any income tax deduction for any such gain.

    If the grantee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price; or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. We are, in the year of the disqualifying disposition, entitled to an income tax deduction equal to the amount of ordinary income recognized by the grantee.

    The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares on the exercise date and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

    Grants of restricted stock under the 1999 stock incentive plan will subject the recipient to ordinary compensation income on the difference between the amount paid for such shares and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for Federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by the Internal Revenue Code, Section 162(m). Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. We are not entitled to an income tax deduction for any such gain.

    Recipients of restricted stock may make an election under the Internal Revenue Code, Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of issuance of the stock. If such a Section 83(b) election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued.

    The foregoing is only a summary of the current effect of Federal income taxation upon the grantee and the company with respect to the shares purchased under the 1999 stock incentive plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of a grantee's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

Amended Plan Benefits

    As of the date of this proxy statement, no executive officer or director, and no associate of any executive office or director, has been granted an option to purchase any of the additional 4,000,000 shares proposed to be reserved under the 1999 stock incentive plan. The benefits to be received pursuant to the increase of an additional 4,000,000 shares under the 1999 stock incentive plan by our executive officers, directors and employees are not determinable at this time. The following table sets forth information with respect to options granted under our 1994 stock incentive plan and 1999 stock incentive plan during the fiscal year ended March 31, 2001. The executive group consists of Messrs. Kissner, Smookler, Thomsen, Carretta and Kennard. The non-executive director group consists of Dr. Meindl and Messrs. Alberding, Bachow, Combs and Mendicino.

Identity of Group	Options Granted	% of Total Options Granted(1)	Weighted Average Exercise Price Per Share
Charles D. Kissner Chairman of the Board and Former Chief Executive Officer	500,000	17.1%	$30.0625
Sam Smookler Chief Executive Officer, President and Director	200,000	6.8	30.0625
Frank Carretta, Jr., Senior Vice President, Worldwide Sales and Service	35,000	1.2	30.0625
Carl A. Thomsen Senior Vice President, Chief Financial Officer and Secretary	45,000	1.5	30.0625
Paul Kennard Vice President, Strategy and Chief Technical Officer	35,000	1.2	30.0625
Executive Group	815,000	27.8	30.0625
Non-Executive Director Group	30,000	1.0	23.0000
Non-Executive Employee Group	2,085,600	71.2	21.4265

(1)
Based on a total of 2,930,600 shares of common stock granted to our employees and directors under our 1994 stock incentive plan and 1999 stock incentive plan during the fiscal year ended March 31, 2001.

Vote Required

    The affirmative vote of the holders of a majority of our common stock, voting in person, or represented by proxy, at the annual meeting, is required to approval the amendment to the 1999 stock incentive plan.

Recommendation of the Board of Directors

    OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS APPROVE SUCH AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

    Our board of directors has appointed the firm of Arthur Andersen LLP as our independent public accountants for the fiscal year ending March 31, 2002.

    Although the appointment of Arthur Andersen LLP is not required to be submitted to a vote of our stockholders, our board of directors believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent public accountants for the fiscal year ending March 31, 2002. In the event our stockholders fail to ratify the appointment of Arthur Andersen, our board of directors will reconsider its selection. Even if the selection is ratified, our board of directors in its discretion may direct the appointment of different independent public accountants at any time during the fiscal year if the board believes that such a change would be in our best interests and the best interests of our stockholders.

Vote Required

    The affirmative vote of the holders of a majority of our common stock, voting in person, or represented by proxy, at the annual meeting, is required to ratify the appointment of Arthur Andersen LLP.

Presence at the Annual Meeting

    We anticipate that a representative of Arthur Andersen LLP will be present at the annual meeting. The representative will be given the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to questions submitted, either orally or in writing, at the annual meeting.

Recommendation of the Board of Directors

    OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2002 AND UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS RATIFY THE SELECTION.

OTHER MATTERS

Annual Report

    Our annual report for the fiscal year ended March 31, 2001 has been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the annual meeting.

Form 10-K

    We filed an annual report on Form 10-K for the fiscal year ended March 31, 2001 with the Securities and Exchange Commission on June 29, 2001. Stockholders may obtain a copy of the annual report on Form 10-K, without charge, by writing to our Assistant Secretary, Carol A. Goudey, at the address of our principal executive offices located at 170 Rose Orchard Way, San Jose, California 95134.

Householding of Annual Meeting Materials

    In December of 2000, the Securities and Exchange Commission adopted new rules concerning the delivery of annual reports and proxy statements. The new rules permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information you receive and reduces our expenses. We plan to institute this procedure for all relevant accounts for the 2002 proxy season. The proxy card accompanying these proxy materials will ask you to mark "FOR" or "AGAINST" the householding election. If you agree to householding, you will help us reduce our printing and mailing costs for our 2002 annual meeting of stockholders.

    This year, a limited number of brokerage firms have instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker earlier this year. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

Other Business

    Our board of directors is not aware of any other matter which may be presented for consideration at the annual meeting. Should any other matter properly come before the annual meeting for a vote of the stockholders, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in our best interests.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Charles D. Kissner
                      Chairman of the Board

San Jose, California
July 13, 2001

APPENDIX A

DMC STRATEX NETWORKS, INC.
Charter for the Audit Committee
of the Board of Directors

    This Charter sets forth the scope of the responsibilities, including structure, process and membership requirements, of the audit committee (the "Audit Committee") of the board of director (the "Board") of DMC Stratex Networks, Inc. (the "Company").

    The Audit Committee serves as an appointed committee of the Board. Its primary responsibility is to assist the Board in fulfilling its oversight and review responsibilities by understanding, assessing and monitoring the Company's financial reporting processes, systems of internal controls which the management and the Board have established, the independent audit process and compliance with the Company's written code of business conduct. The Audit Committee is not expected to audit the Company's financial reformation, define the scope of the audit, control the Company's accounting practices, or define the standards to be used in preparation of the Company's financial statements.

    The Audit Committee shall have unrestricted access to company personnel and documents. It shall have authority to direct and supervise an investigation into any matters brought to its attention within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

    In meeting its responsibilities, the Audit Committee is expected to:

  •
  Provide an open avenue of communications between the independent public accountants and the Board.

  •
  Ensure that the Company adopts policies and procedures to fulfill its responsibilities for the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and rules and regulations of the Securities and Exchange Commission (the "SEC") (and those of other countries as appropriate), including review of all filings with the SEC, published press releases containing financial results, period financial reports (e.g. 10Q, 10K, annual report to stockholders), proxy materials and any other public documents containing company financial information.

  •
  Review with the management and the independent auditors the adequacy of the Company's system of internal controls and confirm that compliance is monitored on a regular basis.

  •
  Periodically review the accounting principles, policies and practices followed by the Company in accounting for and reporting its business activities, and additionally review major proposed changes in accounting or reporting principles or policies.

  •
  Confirm that the outside auditor is ultimately accountable to the stockholders by selecting, evaluating and, when appropriate, replacing the outside auditor (or as appropriate making recommendations to the Board with respect these matters). The Audit Committee shall recommend the approval of the outside auditor to the Board and the stockholders. In addition, the Audit Committee shall require the outside auditor to provide a formal written statement delineating all relationships between the outside auditor and the Company consistent with the NASDAQ National Market Audit Committee requirements and shall actively engage the auditor in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The outside Audit Committee shall take, or recommend that the Board take appropriate other action to ensure the independence of the outside auditor.

A–1

  •
  Review the scope, cost, results and effectiveness of the annual audit, together with all other professional services fees by the accounting firm and/or consulting affiliates.

  •
  Review the activities and results of the Company's subcontracted internal audit findings and the management's response and actions.

  •
  Review compliance with the Company's code of business conduct, as well as relevant legal, environmental and regulatory matters.

  •
  Require from management and/or outside auditors a periodic review of accounting and regulatory actions and matters that may have a material impact on the Company.

  •
  Monitor the status and progress of critical computerized management information systems, considering controls, disaster recovery and security.

  •
  Review the financial reporting practices related to the company employee benefit plans, and monitoring compliance with applicable government regulations as appropriate.

  •
  Review and reassess the adequacy of this Charter on an annual basis, including for conformity with the NASDAQ National Market Audit Committee requirements.

    Membership of the Audit Committee shall consist of at least three (3) independent, outside directors who shall serve at the pleasure of the Board. Each such director shall be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements. At least one such director shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. The Audit Committee shall meet at least four (4) times per year, usually in conjunction with regularly scheduled board meetings. The Audit Committee shall report to the Board on the major items covered at each Audit Committee meeting and make recommendations to the Board and management concerning these matters.

    In addition to the members of the Audit Committee, the Chief Executive Officer, the Chief Financial Officer, the Corporate Controller and the Company's outside auditor shall attend all regular meetings of the Audit Committee. Other persons may be invited to attend as appropriate.

    During each of the regular meetings, at the request of the Chairman of the Audit Committee, a portion of the time shall be set aside for Audit Committee members to meet separately with the outside auditor with no members of management present.

    If necessary, additional meetings can be called by the Chairman of the Audit Committee at the request of any member of the Audit Committee, the Board, the outside auditor, the Chief Financial Officer, or the Chief Executive Officer.

    The Audit Committee shall maintain minutes of each of its meetings.

    Approved at the May 8, 2000 Audit Committee Meeting

A–2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DMC STRATEX NETWORKS, INC.
FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 14, 2001

    The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated July 13, 2001, and the 2001 annual report to stockholders, and hereby appoints Sam Smookler, Carl A. Thomsen and Carol A. Goudey or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 annual meeting of stockholders of DMC Stratex Networks, Inc. to be held on August 14, 2001 at 3:00 p.m., local time, at the company's principle executive offices located at 170 Rose Orchard Way, San Jose, California, and at any adjournment or postponement thereof, and to vote all shares of the company's common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OR RE-ELECTION, AS THE CASE MAY BE, OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSALS LISTED BELOW.

(Continued, and to be marked, dated and signed, on the other side)

^ FOLD AND DETACH HERE ^

						Please mark your votes as indicated in this example		/x/
		FOR all director nominees listed below (except as indicated)	WITHHOLD AUTHORITY to vote for all director nominees listed below			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR NOMINEE, STRIKE A LINE THROUGH THAT DIRECTOR NOMINEE'S NAME IN THE LIST BELOW.	/ /	/ /	2.	INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 1999 STOCK INCENTIVE PLAN BY 4,000,000 SHARES FROM 2,500,000 TO 6,500,000 SHARES.	/ /	/ /	/ /
	RICHARD C. ALBERDING PAUL S. BACHOW	CHARLES D. KISSNER JAMES D. MEINDL				FOR	AGAINST	ABSTAIN
	JOHN W. COMBS WILLIAM A. HASLER	V. FRANK MENDICINO SAM SMOOKLER		3.	RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.	/ /	/ /	/ /

Signature(s)	DATED	, 2001
This proxy should be marked, dated and signed exactly as your name appears on your stock certificate(s), and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.
^ FOLD AND DETACH HERE ^

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TABLE OF CONTENTS
DMC STRATEX NETWORKS, INC. 170 ROSE ORCHARD WAY, SAN JOSE, CALIFORNIA 95134 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS OF DMC STRATEX NETWORKS, INC.
PROPOSAL 1
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION AND SAR GRANTS IN FISCAL YEAR ENDED MARCH 31, 2001
AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END VALUES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
PROPOSAL 2
PROPOSAL 3
OTHER MATTERS